UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)   (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     The information relating to this Item is set forth in Item 5.02 below and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On November 15, 2011, The Clorox Company (the “Company”) entered into an Amended and Restated Change in Control Agreement (the “Amended Agreement”) with its Chief Executive Officer, Donald R. Knauss (the “Executive”). The Amended Agreement amends and restates the prior Change in Control Agreement between the Company and the Executive, dated February 7, 2008 (the “Prior Agreement”). The Agreement reflects several changes from the Prior Agreement, including:
   The Amended Agreement has been modified to eliminate the automatic one-year extension of the three-year term unless either the Company or the Executive gave notice to the other party at least 180 days before such extension became effective in the Prior Agreement, and to provide instead that either the Company or the Executive may terminate the Amended Agreement with 12 months advance notice, or as otherwise provided in the Amended Agreement.

  The Amended Agreement eliminates the Executive’s “golden parachute” excise tax gross-up provision. There are no circumstances under the Amended Agreement in which the Company pays for or reimburses the Executive for any taxes that the Executive might incur.

  The provisions setting forth specific terms of employment following a change in control of the Company have been eliminated. Instead, the Executive’s current employment agreement, which was amended in 2010, will apply. The Amended Agreement now focuses on the circumstances under which the Executive may receive severance benefits in the event of certain terminations in connection with the occurrence of a change in control of the Company.

  The Amended Agreement includes a period prior to a change in control during which certain terminations of the Executive’s employment may trigger the payment of severance benefits. The period following a change in control remains unchanged at two years.

  The Amended Agreement does not increase the amount of the Executive’s severance benefits. It does remove the continuation of certain fringe benefits.

  Finally, the Amended Agreement has also been updated to delete provisions that are no longer relevant and to reflect legal developments.

     The foregoing description is qualified in its entirety by reference to the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

     On November 16, 2011, the Company held its annual meeting of stockholders at the Company’s offices in Oakland, California. The matters voted on and the results of the vote were as follows:

1.	The Company’s stockholders re-elected the following directors to each serve until the next Annual Meeting of Stockholders or until a successor is elected or qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Daniel Boggan, Jr.	60,405,499	30,363,533	247,753	24,330,777
Dr. Richard H. Carmona	74,640,855	16,125,855	249,041	24,330,777
Tully M. Friedman	74,347,381	16,417,025	251,344	24,330,777
George J. Harad	74,672,249	16,083,750	260,787	24,330,777
Donald R. Knauss	73,227,018	17,533,780	255,987	24,330,777
Robert W. Matschullat	74,384,260	16,375,756	256,769	24,330,777
Gary G. Michael	60,585,372	30,175,347	256,066	24,330,777
Edward A. Mueller	75,031,600	15,729,055	256,179	24,330,777
Pamela Thomas-Graham	75,095,404	15,672,104	249,278	24,330,777
Carolyn M. Ticknor	61,048,110	29,722,363	246,312	24,330,777

2.	The Company’s stockholders voted for (on an advisory basis) the compensation of the Company’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
71,322,397	19,088,404	605,984	24,330,777

3.	The Company’s stockholders voted for (on an advisory basis) the option of one year as the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Number of Votes
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
79,420,535	980,621	10,191,605	424,024	24,330,777

4.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

Number of Votes
For	Against	Abstain	Broker Non-Votes
113,795,990	1,309,470	242,103	0

5.	The Company’s stockholders voted against the stockholder proposal to amend the Company’s Bylaws to separate the roles of Chairman of the Board and Chief Executive Officer.

Number of Votes
For	Against	Abstain	Broker Non-Votes
30,060,872	59,758,604	1,197,310	24,330,777

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Amended and Restated Change in Control Agreement between The Clorox Company and Donald R. Knauss, effective as of November 15, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: November 18, 2011	By:	/s/ Laura Stein
Senior Vice President –
General Counsel

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
10.1	Amended and Restated Change in Control Agreement between The Clorox Company and Donald R. Knauss, effective as of November 15, 2011.